                                                                      EXHIBIT 12

          COMPUTATION OF RATIO OF INCOME FROM CONTINUING OPERATIONS TO
             FIXED CHARGES AND INCOME FROM CONTINUING OPERATIONS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (UNAUDITED)

(Dollars in millions)
                                                                   For Nine Months Ended
                                                         ------------------------------------------
                                                         September 30, 2002      September 30, 2001*
                                                         ------------------      ------------------

Income from continuing operations
before income taxes (1)                                        $4,821                  $7,887
Add: Fixed charges, excluding
  capitalized interest                                            939                   1,312
                                                               ------                  ------

Income as adjusted before income taxes                         $5,760                  $9,199
                                                               ======                  ======

Fixed charges:
  Interest expense                                             $  594                  $  971
  Capitalized interest                                             32                      24
  Portion of rental expense representative of
    interest                                                      345                     341
                                                               ------                  ------

Total fixed charges                                            $  971                  $1,336
                                                               ======                  ======

Preferred stock dividends (2)                                      --                      14

Combined fixed charges and preferred stock
   dividends                                                   $  971                  $1,350
                                                               ======                  ======

Ratio of income from continuing
  operations to fixed charges                                    5.93                    6.89
Ratio of  income from continuing
  operations to combined fixed charges
  and preferred stock dividends                                  5.93                    6.81

* Reclassified to conform with 2002 presentation.

(1) Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $10 million for the first nine months of 2001, or $14 million representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the nine months ended September 30, 2001.

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

              SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS
                                   (UNAUDITED)

                                                                      Hardware Segments
                                                           ----------------------------------------
                                                                        Personal and
                                             Global        Enterprise     Printing
(Dollars in millions)                       Services        Systems        Systems       Technology
---------------------------------------------------------------------------------------------------
THREE MONTHS ENDED SEPTEMBER 30, 2002:

External revenue                             $ 8,895        $ 3,028        $ 2,736        $ 1,039
Internal revenue                                 708            200             33            214
                                             -------        -------        -------        -------
Total revenue                                $ 9,603        $ 3,228        $ 2,769        $ 1,253
                                             =======        =======        =======        =======
Pre-tax income (loss)                        $ 1,259        $   381        $   (20)       $   (17)
                                             =======        =======        =======        =======
Revenue year-to-year change                      2.5%          (0.1)%         (2.7)%        (11.9)%
Pre-tax income year-to-year change              (8.3)%         96.4%          71.4%          78.2%
Pre-tax income margin                           13.1%          11.8%          (0.7)%         (1.4)%

THREE MONTHS ENDED SEPTEMBER 30, 2001*:

External revenue                             $ 8,682        $ 3,056        $ 2,829        $ 1,006
Internal revenue                                 684            175             18            416
                                             -------        -------        -------        -------
Total revenue                                $ 9,366        $ 3,231        $ 2,847        $ 1,422
                                             =======        =======        =======        =======
Pre-tax income (loss)                        $ 1,373        $   194        $   (70)       $   (78)
                                             =======        =======        =======        =======

Pre-tax income margin                           14.7%           6.0%          (2.5)%         (5.5)%

* Reclassified to conform with 2002 presentation.

RECONCILIATIONS TO IBM AS REPORTED:

                                   Three Months Ended       Three Months Ended
(Dollars in millions)              September 30, 2002       September 30, 2001*
                                   ------------------       ------------------
Revenue:
Total reportable segments               $ 21,533                $ 21,564
Eliminations/other                        (1,712)                 (1,781)
                                        --------                --------
  Total IBM Consolidated                $ 19,821                $ 19,783
                                        ========                ========

Pretax income:
Total reportable segments               $  2,550                $  2,361
Eliminations/other                          (146)                     47
                                        --------                --------
  Total IBM Consolidated                $  2,404                $  2,408
                                        ========                ========

* Reclassified to conform with 2002 presentation.

                               Global            Enterprise            Total
          Software            Financing          Investments          Segments
          --------            ---------          -----------          --------
          $  3,110            $    789            $    240            $ 19,837
               302                 238                   1               1,696
          --------            --------            --------            --------
          $  3,412            $  1,027            $    241            $ 21,533
          ========            ========            ========            ========
          $    799            $    218            $    (70)           $  2,550
          ========            ========            ========            ========
              (0.7)%               0.9%               (0.8)%              (0.1)%
              13.5%              (30.6)%               7.9%                8.0%
              23.4%               21.2%              (29.0)%              11.8%


          $  3,201            $    814            $    242            $ 19,830
               236                 204                   1               1,734
          --------            --------            --------            --------
          $  3,437            $  1,018            $    243            $ 21,564
          ========            ========            ========            ========
          $    704            $    314            $    (76)           $  2,361
          ========            ========            ========            ========
              20.5%               30.8%              (31.3)%              10.9%

              SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS
                                   (UNAUDITED)

                                                                      Hardware Segments
                                                           ------------------------------------------
                                                                         Personal and
                                             Global        Enterprise      Printing
(Dollars in millions)                       Services        Systems         Systems       Technology
-----------------------------------------------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30, 2002:

External revenue                            $ 25,785        $  8,446        $  8,047        $  2,972
Internal revenue                               2,089             526              79             649
                                            --------        --------        --------        --------
Total revenue                               $ 27,874        $  8,972        $  8,126        $  3,621
                                            ========        ========        ========        ========
Pre-tax income (loss)                       $  3,038        $    740        $     10        $ (1,099)
                                            ========        ========        ========        ========

Revenue year-to-year change                      0.2%          (12.2)%         (10.9)%         (29.0)%
Pre-tax income year-to-year change             (18.9)%         (33.4)%         107.4%             NM
Pre-tax income margin                           10.9%            8.2%            0.1%          (30.4)%

NINE MONTHS ENDED SEPTEMBER 30, 2001*:

External revenue                            $ 25,895        $  9,669        $  9,072        $  3,960
Internal revenue                               1,923             547              50           1,143
                                            --------        --------        --------        --------
Total revenue                               $ 27,818        $ 10,216        $  9,122        $  5,103
                                            ========        ========        ========        ========
Pre-tax income (loss)                       $  3,748        $  1,111        $   (136)       $    161
                                            ========        ========        ========        ========

Pre-tax income margin                           13.5%           10.9%           (1.5)%           3.2%


* Reclassified to conform with 2002 presentation.

NM - not meaningful

RECONCILIATIONS TO IBM AS REPORTED:

                                    Nine Months Ended       Nine Months Ended
(Dollars in millions)              September 30, 2002      September 30, 2001*
                                   ------------------      -------------------
Revenue:
Total reportable segments               $ 62,399                $ 66,017
Eliminations/other                        (4,897)                 (5,091)
                                        --------                --------
  Total IBM Consolidated                $ 57,502                $ 60,926
                                        ========                ========

Pretax income:
Total reportable segments               $  5,434                $  7,520
Eliminations/other                          (622)                    336
                                        --------                --------
  Total IBM Consolidated                $  4,812                $  7,856
                                        ========                ========

* Reclassified to conform with 2002 presentation.

                               Global            Enterprise            Total
          Software            Financing          Investments          Segments
          --------            ---------          -----------          --------
          $  9,273           $  2,375            $    694            $ 57,592
               844                617                   3               4,807
          --------           --------            --------            --------
          $ 10,117           $  2,992            $    697            $ 62,399
          ========           ========            ========            ========
          $  2,272           $    677            $   (204)           $  5,434
          ========           ========            ========            ========

               2.8%              (4.5)%             (11.1)%              (5.5)%
              13.5%             (22.9)%              16.0%              (27.7)%
              22.5%              22.6%              (29.3)%               8.7%


          $  9,155           $  2,486            $    782            $ 61,019
               686                647                   2               4,998
          --------           --------            --------            --------
          $  9,841           $  3,133            $    784            $ 66,017
          ========           ========            ========            ========
          $  2,001           $    878            $   (243)           $  7,520
          ========           ========            ========            ========

              20.3%              28.0%              (31.0)%              11.4%